Exhibit 99.2
Alliance for Community Health LLC
d/b/a
Mercy Care Plus
Unaudited Condensed Financial Statements
Nine Months Ended September 30, 2007 and 2006

Exhibit 99.2
ALLIANCE FOR COMMUNITY HEALTH LLC
D/B/A MERCY CAREPLUS
CONDENSED BALANCE SHEET
SEPTEMBER 30, 2007
(amounts in thousands)
(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$9,046
Investments — certificate of deposit	8,000
Receivables	15,861
Prepaid and other current assets	213
Current deferred taxes	366

Total current assets	33,486

Property and equipment, net	242
Goodwill & intangible assets	19,598
Restricted investments	501
Long-term investments	1,645
Other assets	36

Total assets	$55,508

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Medical claims and benefits payable	$12,609
Income taxes payable	326
Accounts payable and accrued liabilities	1,818

Total current liabilities	14,753

Long-term deferred income taxes	252

Total Liabilities	15,005

Commitments and contingencies	—

Members’ equity	40,503

Total liabilities and members’ equity	$55,508

See accompanying notes.

Exhibit 99.2
ALLIANCE FOR COMMUNITY HEALTH LLC
D/B/A MERCY CAREPLUS
CONDENSED STATEMENTS OF INCOME
(amounts in thousands)
(unaudited)

	Nine months ended September 30,
	2007	2006
Revenues
Premium revenue	$126,906	$80,750
Interest and other revenue	1,059	717

Total Revenues	127,965	81,467

Expenses
Medical and hospital	103,953	66,175
Administrative expense:
Compensation and benefits	3,580	2,802
Marketing	455	605
Other general and administrative exp	4,851	3,836
Depreciation and amortization	157	60

Total Expenses	112,996	73,478

Income before income taxes	14,969	7,989

Income taxes	5,147	2,939

NET INCOME	$9,822	$5,050

See accompanying notes.

Exhibit 99.2
ALLIANCE FOR COMMUNITY HEALTH LLC
D/B/A MERCY CAREPLUS
CONDENSED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Nine Months Ended September 30,
	2007	2006
Operating activities
Net income	$9,822	$5,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	157	60
(Increase) decrease in operating assets
Prepaid & other current assets	60	(98)
Receivables	1,363	(5,556)

Increase (decrease) in operating liabilities:
Medical claims and benefits payable	(133)	6,296
Accounts payable and accrued liabilities	155	185
Income taxes payable	(1,259)	1,006

Net cash provided by operating activities	10,165	6,943

Investing activities
Purchases of furniture and equipment	(60)	(141)
Proceeds from maturity of certificates of deposit	3,091	3,960
Purchases of certificates of deposit	(5,039)	(5,054)
Proceeds from maturity or sale of long-term investments		1,505
Increased in restricted investments	(4)	4
Purchase of intangible assets	(300)	—

Net cash provided by investing activities	(2,312)	274

Financing activities
Additions to contributed capital	—	13,344
Distributions to Members	(13,000)	(6,551)

Net cash provided by financing activities	(13,000)	6,793

Net increase in cash and cash equivalents	(5,147)	14,010

Cash and cash equivalents at beginning of year	14,193	1,206

Cash and cash equivalents at end of year	$9,046	$15,216

Supplemental cash flow information:
Cash paid during the period for income taxes	$6,405	$2,054
See accompanying notes.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS
(Dollar amounts in thousands)
(Unaudited)
September 30, 2007
Note A — Summary of Significant Accounting Policies
Organization and Operations
Alliance For Community Health LLC, d/b/a Mercy CarePlus (the “Company”) is a prepaid health maintenance organization (HMO) providing health insurance to certain State of Missouri Medicaid and Children’s Health Insurance Program (CHIP) managed care participants in St. Louis, Missouri and certain surrounding counties. The Company expanded operations into the Central and Western regions of Missouri on July 1, 2006. The Company was originally incorporated as a not-for-profit entity, Alliance for Community Health, Inc., on March 5, 1986; received a license to operate as an HMO in the State of Missouri on June 17, 1987; began operations as an HMO on September 1, 1995; and converted to a limited liability company (LLC) on August 16, 1996.
On May 28, 2004, ownership of the Company changed pursuant to a Definitive Agreement approved by the Department of Insurance of the State of Missouri. In accordance with the Agreement, the Company’s former Class A and Class B members transferred their ownership rights to CCP Acquisition Limited (CAL) and three executive members of management. Upon transfer, CAL became the sole Class A Member of the Company and the three executive members of management became Class B Members.
On May 17, 2006, CAL transferred its ownership interest in the Company to CCP Holdings, LLC (CH), an affiliate of CAL by common ownership.
On June 30, 2006, Mercy Health Plans, Inc. (MHP) purchased a newly issued member interest in the Company. As a result, MHP obtained 50% ownership of the Company. The ownership percentages of the existing owners, CH and certain members of management (collectively), were reduced to 40.05% and 9.95%, respectively. CH remained the sole Class A Member, the three executive members of management remained the sole Class B Members and MHP became the sole Class C Member of Alliance for Community Health, LLC. Simultaneously, the Company’s “doing business as” changed from Community CarePlus to Mercy CarePlus.
As a result of the June 30, 2006 change in ownership, the Company has three classes of members: Classes A, B and C. Voting rights are reserved for only Classes A and C. Class A receives priority in distributions over other classes.
On September 29, 2006, the Class C ownership interest of MHP was transferred to Sisters of Mercy Health System (SMHS), an affiliate of MHP.
At September 30, 2007, the Company had membership of approximately 68,000.
The Company is structured as a network model HMO. As such, the Company has contracts with networks for physician and hospital services. Each member chooses a primary care physician (PCP) who is under contract with the Company. The Company has also negotiated contracts with hospitals, physician specialists, and other health care providers to satisfy the necessary medical care needs of its eligible members that extend beyond the level of care provided by the PCP. The Company has sub-capitation agreements with some of its PCPs under the Medicaid program that are structured so that the PCP receives monthly payments based upon the number, age and sex of members associated with the PCP. The Company also has sub-capitation agreements with its network providers for

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS
mental health, transportation, dental and vision services that are structured so that the respective providers receive monthly payments based upon the number of members enrolled with the Company.
The Company contracts with NovaSys Health Network, LLC (NovaSys) to provide third-party administrative services under a service agreement which provides for the Company to pay NovaSys a per member per month (PMPM) processing fee. Services provided by NovaSys include, but are not limited to, claims and revenue processing, information systems, and management reporting systems. The initial term of the contract was from September 1, 1998 through August 31, 2001. The term of the current contract is October 1, 2005 through September 30, 2008.
Basis of Presentation
The Company’s unaudited condensed interim financial statements are presented on the accrual basis of accounting in conformity with accounting practices generally accepted in the United States of America (GAAP).
The financial statements have been prepared under the assumption that users of the interim financial data have either read or have access to our audited financial statements for the fiscal year ended December 31, 2006. Accordingly, certain disclosures that would substantially duplicate the disclosures contained in the December 31, 2006 audited financial statements have been omitted. These unaudited condensed interim financial statements should be read in conjunction with our December 31, 2006 audited financial statements.
In the opinion of management, all adjustments considered necessary for a fair presentation of the results as of the date and for the interim periods presented, which consist solely of normal recurring adjustments, have been included. The condensed results of income for the current interim period are not necessarily indicative of the results for the entire year ending December 31, 2007.
Use of Estimates
The preparation of financial statements in conformity with accounting practices generally accepted in the United States requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
The Company’s most significant estimates relate to medical costs payable, revenues, contingent liabilities and asset valuations, allowances and impairments. These estimates are adjusted each period, as more current information becomes available. The impact of any changes in estimates is included in the determination of earnings in the period in which the estimate is adjusted. The following describes significant changes in estimates and their impact on net income and members’ equity for the nine months ended September 30, 2007 and 2006:
Claims Payable:

1.	During 2007 the Company changed certain actuarial assumptions, which affect the calculation of claims payable. Specifically, the Company changed its assumptions regarding the timing of the recognition of inpatient charges. Additionally, the actuarial margin of error was increased from 6% to 10%, primarily due to reclassification of loss adjustment expense from the accrued expenses category. These changes increased medical and hospital expenses by approximately $2,000 for the nine month period ended September 30, 2007.
Premiums Receivable
Premiums receivables are amounts due from the State of Missouri pursuant to the terms of the Medicaid Managed Care Contract.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS
Claims Payable
Claim payable consists of case reserves for claims received and estimates of losses incurred but not reported on unpaid benefits. Estimates of losses incurred but not reported are actuarially determined based on prior experience modified for current trends as well as industry data to aid in this estimation process.
Revenue Recognition
The Company recognizes premiums from the State of Missouri as income in the period to which health care coverage relates.
Note B — Related Party Transactions
Total medical and hospital claim payments made by the Company to the current Members and their affiliates during nine months ended September 30, 2007 and 2006 were $12,170 and $5,020.
Note C — Subsequent Events
On October 31, 2007, all of the ownership interests in the Company were sold to Molina Healthcare, Inc., a publicly traded corporation which operates government-sponsored health insurance plans in eight states. The sale was subject to the terms of a purchase agreement executed by the parties on September 6, 2007 and approved by the Missouri Department of Insurance, Financial Institutions and Professional Registration on October 22, 2007.